UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	001-32980	20-0434726
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (610) 940-1675

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

BMP Sunstone Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 3, 2010. The following matters, all of which were set forth in the Company’s definitive proxy statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 1, 2010, were voted on at the Annual Meeting. The results of such voting are as indicated below.

1.	Election of the eight nominees listed below to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal:

Nominee	For	Against	Abstain

Les R. Baledge	21,481,949	0	15,744

David (Xiaoying) Gao	21,479,953	0	17,740

Martyn D. Greenacre	13,793,508	0	7,704,185

Daniel P. Harrington	21,477,891	0	19,802

Frank J. Hollendoner	21,388,679	0	109,014

John W. Stakes III, M.D.	21,482,299	0	15,394

Zhijun Tong	21,479,812	0	17,881

Albert Yeung	21,260,786	0	236,907

2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	Against	Abstain
29,118,314	740,064	3,709

On the basis of the above votes, (i) all nominees listed above were elected to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s earlier death, resignation or removal; and (ii) the proposal to ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: May 6, 2010	By:	/s/ Fred M. Powell
	Name:	Fred M. Powell
	Title:	Chief Financial Officer